Exhibit 10.2

FIRST AMENDMENT TO LEASE

this first amendment TO lease (this “Amendment”) dated August 11, 2000 is intended to amend, and by this reference be incorporated into, that certain Office Lease dated June 28, 1999; by and between Imperial promenade associates, LLC, a Delaware limited liability company, as Landlord, and MSC. SOFTWARE CORPORATION, a Delaware corporation, as Tenant (the “Lease”).

Where, and to the extent that, any of the provisions contained in this Amendment are contrary to or inconsistent with any provision contained in the Lease, the provisions contained in this Amendment shall control. All terms not otherwise defined herein but defined in the Lease shall have the same meaning in this Amendment as in the Lease.

The Lease shall be amended in the following respects:

1.            Amends Basic Lease Provisions Item 2:

Address: “2” MacArthur Place

2.            Amends Basic Lease Provisions Item 3:

Description of Premises: Floor(s) 2-7, and approximately 17,784 square feet on Floor 1. Suites 100, 200, 300,400, 500, 600, 700

Rentable Area: approximately 156,663 square feet (see Exhibit “A-4”)

3.            Amends Basic Lease Provisions Item 4:

Tenant’s Proportionate Share of Operating Costs: 38.5%

4.            Amends Basic Lease Provisions Item 5:

The Basic Annual Rent shall be twelve (12) times the following monthly amounts:

Partial Lease Month:	$ 7,780.92 per day ($1.49/rentable sq. ft./mo NNN)
Mos. 6-65:	$233,427.87 per month ($1.49/rentable sq. ft/mo NNN)

The remainder of Item 5 shall remain unchanged

5.            Supplements Basic Lease Provisions Item 6:

Initial Monthly Installment of Basic Annual Rent Payable Upon Execution of this Amendment: $47,113.80

6.            Amends Basic Lease Provisions Item 14:

Addresses for Notices:

Landlord’s Address for notices is:

3 Imperial Promenade, Ste. 410

South Cost Metro, CA 92707

MSC.Software’s address after occupancy of the Premises will be:

2 MacArthur Place, Ste. 700

South Coast Metro, CA 92707

7.                                      Replaces Lease Section 20(a):

Rental Abatement. As consideration for Tenant’s performance of all of its obligations under the Lease, Landlord hereby conditionally (i) grants Tenant a rent free fixturization period during months one (1) and two (2) of the Lease Term in the amount of $466,855.74 (i.e., $233,427.87 per month) (“Fixturization Period”), and (ii) excuses Tenant from the payment of the monthly installment of Basic Annual Rent during Months three (3) through five (5) of the term of this Lease in the amount of $700,283.61 (i.e., $233,427.87 per month) (“Deferred Rent Period”), together with Tenant’s Proportionate Share of Operating Costs during such period, provided that Tenant shall not be in an uncured material default in its obligations under this Lease during months 1-144 of the Lease term only. Should Tenant at any time during months 1-144 of the Lease term be in default under this Lease and not cure such default within the cure periods provided in this Lease, then the total sum of such Rent so conditionally excused shall become immediately due and payable by Tenant to Landlord.  If at the expiration of the 144th month of the term, Tenant has not so defaulted, Landlord shall waive any payment of all such Rent so conditionally excused.

8.                                      Tenant has requested and Landlord has agreed to move the current sixth (6th) floor executive floor plan to the seventh (7th) floor of the Building and to work with Landlord and Gensler to determine the most appropriate floor plan for floor six. The changes contemplated for floors six and seven (the “Revised Floors”) shall cause a Tenant Delay as defined in the Work Letter.

Attached as Exhibit “A” is a schedule, representing the milestones for the design and construction of the Revised Floors. The Commencement Date, as set forth in the Lease, for the Premises (as modified by this Amendment) shall be based on Substantial Completion of Floors 1 thru 5, and notwithstanding the actual date of Substantial Completion for the Revised Floors. All other terms and conditions of the Work Letter shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date stated above.

LANDLORD	TENANT

IMPERIAL PROMENADE ASSOCIATES, LLC, a Delaware limited liablity company	MSC.SOFTWARE CORPORATION, a Delaware corporation

By:	By:	/s/ Louis A Greco
Curtis R. Olson, Managing Member
	Its:	LOUIS A. GRECO CHIEF FINANCIAL OFFICER
Date:
	Date:	August 11, 2000

By:

Its:

Date:

Exhibit “A”

Revised Floors

Design and Construction Milestones

Milestone	Scheduled Completion Date

Tenant Approval of Space Plan	08/16/00

Preliminary Budget Approval	08/24/00

Issue Construction Documents	10/04/00

Tenant Approval of Construction Documents	10/18/00

Issue Final Budget Estimate	10/27/00

Final Budget Estimate Approval	11/01/00

Building Permit	11/09/00

Tenant Improvements	03/01/01

Floor 6	03/14/01

Floor 7	03/28/01